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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-54104) of DeCrane Holdings Co. of our reports dated March 9, 2001 relating to the consolidated financial statements and financial statement schedule of DeCrane Holdings Co. for the four month period ended December 31, 1998 and the years ended December 31, 1999 and 2000, and of DeCrane Aircraft Holdings, Inc. (predecessor) for the eight months ended August 31, 1998, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 30, 2001